SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 30, 2001

BEAR STEARNS ASSET BACKED
SECURITIES INC.
ASSET-BACKED CERTIFICATES, SERIES 2001-3

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-56242 (Commission file number)	13-3836437 (I.R.S. employer identification no.)

245 Park Avenue New York, New York (Address of principal executive offices)	10167 (ZIP Code)

                                 (212) 272-2000
Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

Bear Stearns Asset Backed Securities, Inc., as depositor (the “Depositor”) registered issuances of Asset-Backed Certificates on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration File No. 333-56242) (as amended, the “Registration Statement”). Pursuant to the Registration Statement, the Depositor caused Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2001-3 to issue $181,934,150 principal amount of Asset-Backed Certificates, Series 2001-3 (the ” Certificates”), on November 30, 2001 (the “Closing Date”).

The Certificates were issued pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of November 1, 2001 (the “Cut-Off Date”), among the Depositor, EMC Mortgage Corporation, as Seller and Master Servicer, and LaSalle Bank National Association, as Trustee.

Capitalized terms not defined herein have the meanings assigned in the Pooling and Servicing Agreement attached hereto as Exhibit 4.1.

Item 7. Financial statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits Exhibit No.

1.1 4.1 99.1	Underwriting Agreement Pooling and Servicing Agreement Indemnification and Contribution Agreement

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES, INC. By /s/ Joseph T. Jurkowski, Jr. Name: Joseph T. Jurkowski, Jr. Title: Vice President

Date: December 11, 2001

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, among the Depositor, Bear, Stearns & Co. Inc. and Countrywide Securities Corporation (each, an "Underwriter"), dated as of November 27, 2001.

4.1	Pooling and Servicing Agreement, among the Depositor, EMC Mortgage Corporation, as Seller and Master Servicer, and LaSalle Bank National Association, as Trustee, dated as of November 1, 2001.

99.1	Indemnification and Contribution Agreement, among Bear Stearns Asset Backed Securities, Inc., EMC Mortgage Corporation, as Seller, Bear, Stearns & Co. Inc. and Countrywide Securities Corporation, as Underwriters, dated as of November 27, 2001.